As filed with the Securities and Exchange Commission on June 26, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lithium Americas Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3260 – 666 Burrard Street

Vancouver, BC V6C 2X8

(778) 656-5820

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward Grandy

Senior Vice President, General Counsel and Corporate Secretary

5310 Kietzke Ln, Suite 200

Reno, Nevada 89511

(775) 827-3318

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Jackson A. O’Maley

Benjamin N. Heriaud

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

PROSPECTUS

Lithium Americas Corp.

69,417,541 Common Shares Offered by the Selling Shareholder

This prospectus relates to the offer and sale by the selling shareholder identified herein of up to an aggregate 69,417,541 common shares, no par value (the “Common Shares”), of Lithium Americas Corp. (“LAC,” the “Company,” “we,” “our,” or “us”).

Such Common Shares are issuable upon (i) the exercise of a warrant to purchase Common Shares issued to the a subsidiary of the Company on January 30, 2026 (the “LAC Warrant”), which was promptly thereafter assigned by a subsidiary of the Company to the United States Department of Energy (the “DOE”) and amended and restated (such amended and restated agreement, the “A&R LAC Warrant”) or (ii) the conversion of a warrant to purchase non-voting units of Lithium Nevada Ventures LLC (the “JV”) issued to a subsidiary of the JV on January 30, 2026 (the “JV Warrant”), which was promptly thereafter assigned by a subsidiary of the JV to the DOE and amended and restated (such amended and restated agreement, the “A&R JV Warrant” and together with the A&R LAC Warrant, the “Warrants”), which may be exchanged for a warrant to purchase common shares of the Company pursuant to the Put, Call and Exchange Agreement, dated January 30, 2026, by and among the JV, the Company, 1339480 B.C. Ltd. (“B.C. Corp”), LAC US Corp. (the “LAC JV Member”), General Motors Holdings LLC (“GM”) and the DOE (the “Put, Call and Exchange Agreement”). We are registering the resale of the Common Shares issuable upon exercise of the Warrants as required by the Registration Rights Agreement, dated January 30, 2026 (the “Registration Rights Agreement”), that we entered into with the DOE concurrently with the issuance of the Warrants.

This prospectus provides you with a general description of the Common Shares offered hereby and the general manner in which the selling shareholder, upon exercise of the Warrants, may offer such securities. More specific terms of any securities that the selling shareholder offers may be provided in a prospectus supplement, if required, that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of Common Shares to be offered by the selling shareholder. However, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of Common Shares by the selling shareholder pursuant to this prospectus. Our registration of the Common Shares covered by this prospectus does not mean that the selling shareholder will offer or sell any of the Common Shares. The selling shareholder may sell the Common Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholder may sell the Common Shares in the section entitled “Plan of Distribution.”

Our Common Shares are traded on the New York Stock Exchange (“NYSE”) and the Toronto Stock Exchange (“TSX”) under the symbol “LAC.” The closing price for our Common Shares on June 25, 2026, was US$3.85 per share, as reported on the NYSE and was C$5.47 per share, as reported on the TSX.

Investing in our Common Shares involves risks. See “Risk Factors” beginning on page 8.

Neither the SEC (as defined below) nor any state securities commission has approved or disapproved of the Common Shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2026.

Neither we nor the selling shareholder have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Common Shares offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the selling shareholder may, from time to time, offer and sell any combination of the Common Shares described in this prospectus in one or more offerings. This prospectus generally describes Lithium Americas Corp. and the securities, including its Common Shares. The selling shareholder may use the shelf registration statement to sell up to an aggregate of 69,417,541 Common Shares from time to time through any means described in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of the Common Shares to be offered by the selling shareholder. However, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of Common Shares by the selling shareholder pursuant to this prospectus. More specific terms of any shares of the Common Shares that the selling shareholder offers may be provided in a prospectus supplement, if required, that describes, among other things, the specific amounts and prices of the Common Shares being offered and the terms of the offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of the Common Shares will be made in any jurisdiction where the offer is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus contains or incorporates by reference information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). All statements, other than statements of historical fact, are forward-looking statements (“FLS”) and can be identified by the use of statements that include, but are not limited to, words, such as “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “proposes,” “potential,” “target,” “implement,” “schedule,” “forecast,” “intend,” “would,” “could,” “might,” “should,” “believe” and similar terminology, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. FLS in this prospectus, including the documents incorporated by reference, include, but are not limited to:

•

statements relating to the anticipated sources and uses of funds to complete project financing, statements relating to the JV with GM, the DOE Loan, the strategic investment of $250 million from fund entities managed by Orion Resource Partners LP (collectively, “Orion”), for the development and construction of Phase 1 of the construction of Thacker Pass, a sedimentary-based lithium deposit located in the McDermitt Caldera in Humboldt County, in Northern Nevada (“Thacker Pass” or the “Project” and, such investment, the “Orion Investment”), the A&R LAC Warrant, the A&R JV Warrant, and the Put, Call and Exchange Agreement, including statements regarding satisfaction of draw down conditions on the DOE Loan; expectations about the extent to which the JV with GM, the DOE Loan, including any amendments thereto, the Orion Investment, the A&R LAC Warrant, the A&R JV Warrant and cash on hand would fund the development and construction of Thacker Pass on schedule or at all;

•	project de-risking initiatives and the extent to which work to date has de-risked project execution;

•	the expected operations, financial results and condition of the Company;

•

expectations related to the construction build, job creation and nameplate capacity of Thacker Pass as well as other statements with respect to the Company’s future objectives and strategies to achieve these objectives, including the future prospects of the Company;

•	the estimated cash flow, capitalization and adequacy thereof for the Company;

•

the estimated costs of the development of Thacker Pass, including timing, progress, approach, continuity or change in plans, construction, commissioning, expected milestones, anticipated production and results thereof and expansion plans;

•	cost and expected benefits of the transloading terminal;

•	cost and expected benefits of the limestone quarry;

•	anticipated timing to resolve, and the expected outcome of, any complaints or claims made or that could be made concerning the permitting process in the United States for Thacker Pass;

•	the timely completion of environmental reviews and related consultations, and receipt or issuance of permits and approvals, in the United States for the Company’s development and resultant operations;

•	capital expenditures and programs;

•	estimates, and any change in estimates, of the mineral resources and mineral reserves at Thacker Pass;

•	development of mineral resources and mineral reserves;

•

the realization of mineral resources and mineral reserves estimates, including whether certain mineral resources will ever be developed into mineral reserves, and information and underlying assumptions related thereto;

•	government regulation of mining operations and treatment under governmental and taxation regimes;

•	the future price of commodities, including lithium;

•	the creation of a battery supply chain in the United States to support the electric vehicle market;

•	the timing and amount of future production, currency exchange and interest rates;

•	the Company’s ability to raise capital;

•	expected expenditures to be made by the Company;

•	statements relating to revised capital cost estimates;

•	ability to produce high purity battery-grade lithium products;

•	settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production;

•	the timing, cost, quantity, capacity and product quality of production at Thacker Pass;

•	successful development of Thacker Pass, including successful results from the Company’s testing facility and third-party tests related thereto;

•

statements with respect to the expected economics of Thacker Pass, including capital costs, operating costs, sustaining capital requirements, after-tax net present value and internal rate of return, pricing assumptions, payback period, sensitivity analyses, net cash flows and life of mine;

•	anticipated job creation;

•

the expectation that the National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Phase 1 of Thacker Pass will minimize construction risk, ensure availability of skilled labor, address the challenges associated with Thacker Pass’s remote location and be effective in prioritizing employment of local and regional skilled craft workers, including members of underrepresented communities;

•	overarching accessibility to a productive workforce;

•	the expected workforce development training program being prepared with Great Basin College;

•	the Company’s commitment to sustainable development, limiting the environmental impact at Thacker Pass and plans for phased reclamation during the life of mine, including use benefits of growth media;

•	ability to achieve capital cost efficiencies;

•	anticipated use of any future proceeds and earnings related to Thacker Pass, which will not include any proceeds from the sale of Common Shares to be offered by the selling shareholder;

•	anticipated plans regarding the payment or non-payment of dividends;

•

as well as other statements with respect to management’s beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

FLS involve known and unknown risks, assumptions and other factors that may cause actual results or performance to differ materially. FLS reflect the Company’s current views about future events, and while considered reasonable by the Company as of the date of this prospectus, are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no certainty that they will accurately reflect actual results. Assumptions and other factors upon which such FLS are based include, without limitation:

•	expectations regarding Phase 2 of Thacker Pass, including financing, and the absence of material adverse events affecting the Company during this time;

•	the ability of the Company to perform conditions and meet expectations regarding the Company’s financial resources and future prospects;

•	the ability to meet future objectives, priorities and anticipated milestones;

•	a cordial business relationship between the Company and third-party strategic and contractual partners;

•	the risk of general business and economic uncertainties and adverse market conditions;

•

confidence that development, construction and operations at Thacker Pass will proceed as anticipated, including the impact of potential supply chain disturbances, including but not limited to product availability, customs delays and shipping disruptions, especially with respect to steel, and the availability of equipment, labor and facilities necessary to complete development and construction of Thacker Pass and produce battery-grade lithium;

•	unforeseen technological, equipment and engineering problems;

•

changes in general economic and geopolitical conditions, including as a result of regulatory changes by the current U.S. presidential administration, higher interest rates, the rate of inflation, a potential economic recession, ongoing conflict in the Middle East and potential changes in United States trade policy, including the imposition of tariffs and the resulting consequences on, among other things, the extractive resource industry, the green energy transition and the electric vehicle market;

•	uncertainties inherent to the feasibility studies and mineral resource and mineral reserve estimates;

•	the mine processing facilities, based on the results of the testing facility and third-party tests, performing as expected;

•	the ability of the Company to secure sufficient additional financing, advance and develop the Project, and to produce battery-grade lithium;

•	the respective benefits and impacts of Thacker Pass when production operations commence;

•	settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production;

•	the Company’s ability to operate in a safe and effective manner, and without material adverse impact from the effects of climate change or severe weather conditions;

•	reliability of technical data;

•	uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada;

•	demand for lithium, including that such demand is supported by growth in the electric vehicle market, lithium-ion battery market, and battery energy storage system market;

•	current technological trends;

•	the impact of increasing competition in the lithium business, and the Company’s competitive position in the industry;

•

continuing support of local communities and the Fort McDermitt Paiute and the Shoshone Tribe in relation to Thacker Pass, and continuing constructive engagement with these and other stakeholders, including any expected benefits of such engagement;

•	risks related to cost, funding and regulatory authorizations to develop a workforce housing facility;

•	the stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates;

•	impacts of inflation, deflation, currency exchange rates, interest rates and other general economic and stock market conditions;

•	the impact of unknown financial contingencies, including litigation costs, environmental compliance costs and costs associated with the impacts of climate change, on the Company’s operations;

•	increased attention to environmental, social, governance and safety and sustainability-related matters;

•

risks related to the Company’s public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing,” (i.e., misleading information or false claims overstating potential sustainability-related benefits);

•	risks that the Company may face regarding potentially conflicting initiatives from certain U.S. state or other governments;

•	estimates of and unpredictable changes to the market prices for lithium products;

•	development and construction costs for Thacker Pass, and costs for any additional exploration work at the Project;

•	estimates of mineral resources and mineral reserves, including whether mineral resources not included in mineral reserves will be further developed into mineral reserves;

•	some of the modifying factors used to convert mineral resources to mineral reserves may change materially, and could materially impact the mineral reserve estimate;

•	reliability of technical data;

•

anticipated timing and results of exploration, development and construction activities, including the impact of ongoing supply chain disruptions and availability of equipment and supplies on such timing;

•	timely responses from governmental agencies responsible for reviewing and considering the Company’s permitting activities at Thacker Pass;

•	availability of technology, including low carbon energy sources and water rights, on acceptable terms to advance Thacker Pass;

•	government regulation of mining operations and mergers and acquisitions activity, and treatment under governmental, regulatory and taxation regimes;

•	ability to realize expected benefits from investments in or partnerships with third parties;

•	accuracy of development budgets and construction estimates;

•	that the Company will meet its future objectives and priorities;

•	the ability to satisfy production and lithium-recovery targets;

•	that the Company will have access to adequate capital to fund its future projects and plans;

•	that such future projects and plans will proceed as anticipated;

•	compliance by the JV Partners (as defined below), the DOE and Orion with terms of agreements;

•	the lack of any material disputes or disagreements between the JV Partners;

•	the regulation of the mining industry by various governmental agencies;

•

as well as assumptions concerning general economic and industry growth rates, commodity prices, resource estimates, currency exchange and interest rates and competitive conditions. Although the Company believes that the assumptions and expectations reflected in such FLS are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned that the foregoing lists of factors are not exhaustive. There can be no assurance that FLS will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. As such, readers are cautioned not to place undue reliance on this information, and that this information may not be appropriate for any other purpose, including investment purposes. The Company’s actual results could differ materially from those anticipated in any FLS as a result of the risk factors set out herein and described under Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended, filed with the U.S. Securities and Exchange Commission and elsewhere throughout that report, and in the Company’s other continuous disclosure documents available on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov. All FLS contained in this prospectus are expressly qualified by the risk factors set out in the aforementioned documents. Readers are further cautioned to review the full description of risks, uncertainties and management’s assumptions in the aforementioned documents and other disclosure documents available on SEDAR+ and on EDGAR. The Company does not undertake any obligation to update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law.

INFORMATION ABOUT THE COMPANY

Our Company

We are a Canadian-based resource and materials company focused on developing, building and operating significant lithium deposits and chemical processing facilities. Our flagship asset is Thacker Pass. Thacker Pass is owned by Lithium Nevada LLC, a wholly owned subsidiary of Lithium Nevada Ventures LLC, the JV between GM and the Company (together, the “JV Partners”). We currently own a 62% interest in Thacker Pass and manage the Project, and GM owns a 38% interest in Thacker Pass.

Thacker Pass “Phase 1” refers to the anticipated initial phase of production, targeting 40,000 t/y of battery-grade Li2CO3, “Phase 2” refers to a possible second phase of production at Thacker Pass, targeting an additional 40,000 t/y, “Phase 3” refers to a possible third phase of production at Thacker Pass, targeting an additional 40,000 t/y, “Phase 4” refers to a possible fourth phase of production at Thacker Pass, targeting an additional 40,000 t/y, “Phase 5” refers to a fifth phase of development that would add an additional beneficiation circuit and sulfuric acid plant, without an additional Li2CO3 processing plant, for total planned production capacity of 160,000 t/y.

We also hold investments in Green Technology Metals Limited and Ascend Elements, Inc., and exploration properties in the U.S. and Canada.

Our Common Shares are listed on the NYSE and on the TSX under the symbol “LAC.”

Amounts stated in this prospectus are in United States dollars, unless otherwise indicated.

Company Information

Our principal executive offices are located at 3260 – 666 Burrard Street, Vancouver, BC V6C 2X8, and our telephone number is (778) 656-5820. Our website is www.lithiumamericas.com. The information found on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider those risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Common Shares could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Offering

The United States Department of Energy is a federal agency and your ability to bring a claim against the United States Department of Energy as a selling shareholder under the federal securities laws may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by an act of the United States Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, the DOE and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act, by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of DOE for a violation of the Securities Act, or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part, or resulting from any other act or omission in connection with this offering by the DOE, would likely be barred.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Shares offered under this prospectus. Any proceeds from the sale of Common Shares under this prospectus will be received by the selling shareholder. However, pursuant to the Registration Rights Agreement, we will pay certain expenses, other than underwriting discounts and commissions, associated with the registration of the Common Shares held by the selling shareholder pursuant to this prospectus.

SELLING SHAREHOLDER

Beneficial Ownership

Up to 69,417,541 Common Shares may be offered for resale by the selling shareholder under this prospectus.

In connection with the funding of eligible construction costs of Thacker Pass, on October 28, 2024, the Company announced the closing of a loan from the DOE’s Advanced Technology Vehicles Manufacturing Loan Program (the “DOE Loan”) for a total of $2.26 billion, including $1.97 billion in aggregate principal. On October 7, 2025, the Company and the DOE entered into an omnibus waiver, consent and amendment, as amended (the “OWCA”), pursuant to which the total loan amount decreased to $2.23 billion due to estimated capitalized interest during construction decreasing to $256 million.

Pursuant to the OWCA, on January 30, 2026 (the “Issuance Date”), (a) the Company issued to the DOE the A&R LAC Warrant to purchase up to 18,268,687 Common Shares, which was equal to 5% of the Company’s outstanding total shares as of the Issuance Date, at an exercise price of $0.01 per share and (b) the JV issued to the DOE the A&R JV Warrant to purchase 8,656,509,695 non-voting units of the JV, which was equal to a 5% economic interest in the JV as of the Issuance Date, at an exercise price of $0.0001 per unit, each exercisable for ten years from the Issuance Date, subject to customary anti-dilution adjustments and other terms set forth in the Warrants.

Additionally, on the Issuance Date, the JV, the Company, B.C. Corp., the LAC JV Member, GM and the DOE entered into a Put, Call and Exchange Agreement. Under the Put, Call and Exchange Agreement, the DOE has a put right to require GM to elect to either (i) purchase or cause the JV to purchase, the A&R JV Warrant and any non-voting units issued upon exercise thereof, as applicable (a “JV Warrant Sale”) or (ii) subject to applicable exchange approvals and compliance with securities laws, cause the A&R JV Warrant and any non-voting units issued to be exchanged for a warrant to purchase a number of the Company’s Common Shares (a “JV Warrant Exchange”) that would result in the DOE holding a percentage of the total issued and outstanding Common Shares equal to the then applicable Warrant Conversion Rate (as defined below). Additionally, the exercise (including any automatic exercise) of the A&R LAC Warrant shall be deemed to be delivery of a put notice pursuant to the Put, Call and Exchange Agreement. The sale price for a JV Warrant Sale will be mutually determined in good faith by GM and the DOE. If GM and the DOE cannot agree on the sale price for a JV Warrant Sale within 60 days of delivery of the put notice or if the JV Warrant Sale is not completed within 90 days of the delivery of the put notice, the parties will cause a JV Warrant Exchange to occur.

The conversion rate of the Warrants (the “Warrant Conversion Rate”) will be, as of the time of determination, the product of (i) 100 multiplied by (ii) the quotient obtained by dividing (A) the number of fully diluted non-voting units in the JV held by the DOE by (B) the number of outstanding units in JV held by the LAC JV Member plus the number of fully diluted non-voting units in the JV held by the DOE. The number of outstanding units in the JV held by the LAC JV Member is subject to adjustment in connection with (i) the funding of any incremental capital contribution to the JV or (ii) the transfer by the LAC JV Member of any units in the JV, in each case in accordance with the Second Amended and Restated Limited Liability Company Agreement of the JV, dated as of January 30, 2026.

In addition, from and after the earlier of the Scheduled Substantial Completion Date and the Substantial Completion Date of Thacker Pass (as such dates are defined in the Loan Arrangement Reimbursement Agreement), GM has a call right to elect to effect, or cause the JV to effect, a JV Warrant Sale if a price can be agreed upon between GM and the DOE within 60 days of the delivery of the call notice. If GM and the DOE cannot agree on the sale price within 60 days of delivery of the call notice or if the JV Warrant Sale is not completed within 90 days of the delivery of the call notice, the parties will cause a JV Warrant Exchange to occur.

The following table sets forth the number of Common Shares being offered by the selling shareholder, including its donees, pledgees, transferees or other successors-in-interest, subject to the transfer restrictions described in this prospectus and the documents incorporated by reference herein, based on the assumptions that: (i) all shares registered for sale by this registration statement will be sold by or on behalf of the selling shareholder and (ii) no other Common Shares will be acquired prior to completion of this offering by the selling shareholder. The following table also sets forth the number of shares known to us, based upon information furnished by, or on behalf of, the selling shareholder, to be beneficially owned by the selling shareholder as of June 24, 2026, assuming the full exercise of the Warrants on that date and without regard to any limits on conversion. The selling shareholder is not making any representation that any shares covered by this prospectus will be offered for sale. The selling shareholder reserves the right to accept or reject, in whole or in part, any proposed sale of the shares.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to Common Shares and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the Common Shares beneficially owned by them. Except as described in the footnotes to the following table and under “Material Relationships with the Selling Shareholder” below, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any Common Shares in this table does not constitute an admission of beneficial ownership for the person named below.

Holders of our Common Shares vote together as a single class. The percentages in the table below are based on 361,820,478 Common Shares outstanding as of June 24, 2026 and assume the full exercise of the Warrants without regard to any limits on conversion.

	Shares Beneficially Owned Before the Offering		Number of Common Shares that may be sold hereby	Shares Beneficially Owned After the Offering
Selling shareholder:	Common Shares	Voting Power(1)		Common Shares	Voting Power(1)
The United States Department of Energy(2)	69,417,541	19.19%	69,417,541	—	—

(1)	Represents percentage of voting power of our Common Shares.
(2)	Represents Common Shares issuable upon exercise of the Warrants that are beneficially owned by the DOE.

Material Relationships with the Selling Shareholder

Our material relationships with the selling shareholder and its affiliates are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, and our Current Report on Form 8-K filed on February 3, 2026, which are each incorporated herein by reference.

Any applicable prospectus supplement, amendment or other permissible disclosure document will also disclose whether the selling shareholder has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

The Common Shares are being registered to permit the selling shareholder to offer and sell such shares from time to time after the date of this prospectus. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the offering by the selling shareholder of the Common Shares offered under this prospectus. We will bear the fees and expenses incurred by us in connection with our obligation to register the Common Shares pursuant to the Registration Rights Agreement. We have agreed to indemnify the selling shareholder from and against any and all expenses, claims, losses (other than loss of profits), damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof) to the extent caused by, resulting from, arising out of or based on those circumstances set forth in the Registration Rights Agreement. If the shares are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.

The selling shareholder may use any one or more of the following methods when disposing of the Common Shares pursuant to this prospectus or interests therein:

•	on the NYSE, TSX or any national securities exchange or quotation service on which the Common Shares may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Common Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange and/or a secondary distribution;

•	privately negotiated transactions;

•	in underwritten transactions;

•	“at the market” or through market makers or into an existing market for the securities;

•	sales in the over-the-counter market;

•	distributions to members, general partners and limited partners;

•	short sales effected after the date the registration statement of which this prospectus is a part becomes effective;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such Common Shares at a stipulated price per security; and

•	a combination of any such methods of sale or by any other legally available means.

In addition, any Common Shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling shareholder may generally act independently of us in making decisions with respect to the price, timing, manner and size of each sale of Common Shares. Offers to purchase Common Shares may be solicited directly by the selling shareholder and the sale thereof may be made by the selling shareholder directly to institutional investors or others. In such a case, no underwriters or agents would be involved. The selling shareholder may offer the Common Shares covered by this prospectus into an existing trading market on the terms described in any accompanying prospectus supplement relating thereto. Dealers and agents who participate in any at-the-market offerings will be described in any accompanying prospectus supplement relating thereto. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement. The selling shareholder may sell the Common Shares through agents from time to time. Generally, any agent will be acting on a best efforts basis for the period of its appointment. If the selling shareholder utilizes a dealer in the sale of the Common Shares in respect of which this prospectus is delivered, the selling shareholder may sell such Common Shares to the dealer, as principal. The dealer may then resell such Common Shares to the public at varying prices to be determined by the dealer at the time of resale.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the Common Shares owned by it and, if the selling shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling shareholder to include the pledgee, transferee or other successors in interest as the selling shareholders under this prospectus. In connection with the sale of our Common Shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Shares in the course of hedging the positions they assume.

The selling shareholder may also sell our Common Shares short and deliver these securities to close out its short positions, or loan or pledge our Common Shares to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholder also may transfer the Common Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling shareholders for purposes of this prospectus. The number of Common Shares beneficially owned by the selling shareholder will decrease as and when it transfers its securities or defaults in performing obligations secured by such shares. The plan of distribution for the Common Shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be selling shareholders for purposes of this prospectus.

The aggregate proceeds to the selling shareholder from the sale of the Common Shares will be the purchase price of the Common Shares less discounts and commissions, if any.

In offering the Common Shares covered by this prospectus, the selling shareholder and any broker-dealers who execute sales for the selling shareholder may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling shareholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. If the selling shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the Common Shares to be sold, the name of the selling shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Under the securities laws of some states, if applicable, the Common Shares registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such Common Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Subject to Section 3(c) of the Exchange Act and the doctrine of sovereign immunity, the selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the Common Shares by the selling shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Common Shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We cannot assure you that the selling shareholder will sell all or any portion of the Common Shares registered pursuant to this registration statement. The selling shareholder may have agreements with underwriters, dealers and agents to indemnify it against certain civil liabilities, including liabilities under the Securities Act, and to reimburse it for certain expenses.

DESCRIPTION OF COMMON SHARES

The following summary of certain material provisions of our capital stock does not purport to be complete and is subject to and qualified by reference to our amended articles of incorporation (our “Articles”).

Common Shares

The Company is authorized to issue an unlimited number of Common Shares without par value of which, as of June 24, 2026, a total of 361,820,478 Common Shares are issued and outstanding. Holders of Common Shares are entitled to receive notice of and to attend all meetings of shareholders and to one vote in respect of each Common Share held at all such meetings. Subject to the rights of holders of any other class of shares of the Company entitled to receive dividends in priority, shareholders will be entitled to receive dividends if, as and when declared by the board of directors of the Company out of the assets of the Company properly applicable to the payment of dividends. In the event of the liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, shareholders will be entitled to all remaining property and assets of the Company on a share for share basis.

Other than the participation right held by GM and discussed in more detail below, the Common Shares are not subject to pre-emptive, redemption, purchase or conversion rights. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or assessment by the Company. The Business Corporations Act (British Columbia) (the “BCBCA”) and our Articles provide that the rights and restrictions attached to any class of shares may not be modified, amended or varied unless consented to by special resolution passed by not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

GM Investor Rights Agreement

GM has certain board nomination rights, oversight and demand registration and piggy-back registration rights and securities offering participation rights, and is also subject to certain standstill limitations pertaining to take-over bids (and similar transactions) until a period that ends on the earlier of (i) five years from the date of the reorganization resulting in the separation of the North American business and Argentinian business of Lithium Argentina into two independent public companies, and (ii) one year following the date of the commencement of commercial production for Phase 1 as outlined in the agreement to supply GM with Li2CO3 production from Thacker Pass.

Election of Directors

Directors are elected annually for a term of one year, as approved by the vote of shareholders entitled to vote at the annual general meeting for the election of directors, or in the unanimous resolution that appoints, such directors. All directors cease to hold office immediately before the election or appointment of such directors, but are eligible for re-election or re-appointment.

Dividends and Distributions

The Company has not paid any dividends since its incorporation and does not currently have a policy with respect to the payment of dividends. It is anticipated that the Company will not have a fixed dividend policy and will not declare any dividends on the Common Shares for the immediate future; rather, all available funds of the Company will be kept as retained earnings to fund operations, used to undertake exploration and development programs on its mineral properties, and for the acquisition of additional mineral properties for the foreseeable future. Any future payment of dividends will depend, among other things, upon the Company’s earnings, capital requirements and operating and financial condition. Generally, dividends can only be paid if a corporation has retained earnings. There can be no assurance that the Company will generate sufficient earnings to allow it to pay dividends.

LEGAL MATTERS

The validity of our Common Shares offered by this prospectus will be passed upon for us by Cassels Brock & Blackwell LLP, Vancouver, British Columbia. Certain legal matters in connection with this offering will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in audit and accounting.

The estimates of mineral resources and mineral reserves and related information of the Project incorporated by reference herein are based upon analyses contained in the S-K 1300 Technical Report, with an effective date of December 31, 2024, and performed by SGS Canada Inc., Sawtooth Mining LLC, NewFields Mining Design & Technical Services, and EXP U.S. Services Inc. Such estimates and related information have been so incorporated in reliance upon the authority of such firms as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of such contract, agreement or other document and are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The registration statement, of which this prospectus constitutes a part, and the exhibits and schedules thereto can be downloaded from the SEC’s website. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be obtained from the SEC’s website as provided above. Our website is located at www.lithiumamericas.com. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus, and investors should not rely on such information in making a decision to purchase our securities.

We furnish or make available to our shareholders annual reports containing our audited financial statements prepared in accordance with U.S. GAAP. We also furnish or make available to our shareholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing and prior to effectiveness of the registration statement that contains this prospectus and prior to the time that all the Common Shares offered by this prospectus have been sold by the selling shareholder as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026 and Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December  31, 2025, filed with the SEC on April 30, 2026;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the SEC on May 14, 2026;

•

our Current Reports on Form 8-K, filed on February 3, 2026, February  17, 2026, March  19, 2026, May  5, 2026 and June 23, 2026 (except that, with respect to each of the foregoing Current Reports, any portion thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus); and

•

the description of the Common Shares contained in our Registration Statement on Form 20-F, filed with the SEC on August 22, 2023, as amended, and declared effective by the SEC on September 28, 2023, including any amendment or report filed for the purpose of amending such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

3260 – 666, Burrard Street

Vancouver, BC V6C 2X8

(778) 656-5820

Attention: Investor Relations

Lithium Americas Corp.

69,417,541 Common Shares Offered by the Selling Shareholder

PROSPECTUS

June 26, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the resale of the Common Shares being registered hereby.

SEC registration fee		$40,551.16
FINRA filing fee			*
Accounting fees and expenses			*
Legal fees and expenses			*
Printing and engraving expenses			*
Transfer agent and registrar fee			*
Miscellaneous			*

Total	$		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the Common Shares, including with regard to compliance with state securities or “blue sky” laws. The selling shareholder, however, will bear all commissions and discounts, if any, attributable to its sale of the Common Shares.

Item 15.	Indemnification of Directors and Officers.

Section 160 of the BCBCA provides that the Company may do one or both of the following:

(a)	indemnify an eligible party (as defined below) against all eligible penalties (as defined below) to which the eligible party is or may be liable;

(b)	after the final disposition of an eligible proceeding (as defined below), pay certain expenses (as defined below) actually or reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, the Company must pay certain expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party: (i) has not been reimbursed for those expenses; and (ii) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding. The BCBCA also provides that the Company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding provided the Company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purposes of the applicable division of the BCBCA, “associated corporation” means a corporation or entity referred to in paragraph (b) or (c) of the definition of “eligible party” below.

“eligible party”, in relation to the Company, means an individual who:

(a)	is or was a director or officer of the Company;

(b)	is or was a director or officer of another corporation at a time when the corporation is or was an affiliate of the Company, or at the request of the Company; or

(c)

at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

“eligible penalty” under the BCBCA means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

“eligible proceeding” under the BCBCA means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

“expenses” include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Notwithstanding the foregoing, the BCBCA prohibits the Company from indemnifying an eligible party or paying the expenses of an eligible party if any of the following circumstances apply:

(a)

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time such agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interest of the Company or the associated corporation, as the case may be;

(d)

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the Company or an associated corporation, the Company must not indemnify the eligible party or pay the expenses of the eligible party in respect of that proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, Section 164 of the BCBCA provides that, on the application of the Company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(a)	order the Company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order the Company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;

(d)	order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164;

(e)	make any other order the Supreme Court of British Columbia considers appropriate.

The BCBCA provides that the Company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

The Company’s Articles provide that, subject to the BCBCA, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity above.

The Company’s Articles define “eligible penalty” to mean a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. The Company’s Articles further define an “eligible proceeding” to mean a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company (a) is or may be joined as a party; or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

The Company’s Articles further provide that subject to any restrictions in the BCBCA, the Company may indemnify any person. The failure of a director, alternate director or officer of the Company to comply with the BCBCA or the Company’s Articles does not invalidate any indemnity to which he or she is entitled under the Company’s Articles.

The Company is authorized by its Articles to purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (i) is or was a director, alternate director, officer, employee or agent of the Company; (ii) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company; (iii) at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; (iv) at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit No.	Description

4.3+	Amended and Restated Investor Rights Agreement, dated October 15, 2024, between Lithium Americas Corp. and General Motors Holdings LLC (incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K filed by Lithium Americas Corp. on March 28, 2025).

Exhibit No.	Description

4.4+	Amended and Restated Arrangement Agreement, dated June 14, 2023, between Lithium Argentina AG and the Company (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K filed by Lithium Americas Corp. on March 28, 2025).

4.5	Lock-Up Agreement, dated October 2, 2023, between Lithium Argentina AG, 139768 B.C. Ltd. and GFL International Co., Limited (incorporated by reference to Exhibit 99.11 to the Report on Form 6-K filed by Lithium Americas Corp. on October 5, 2023).

4.6#+	Convertible Note, dated April 1, 2025, issued by Lithium Americas Corp. to OMF Fund IV SPV M LLC (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 filed by Lithium Americas Corp. on May 15, 2025).

4.7#+	Registration Rights Agreement, dated April 1, 2025, by and between Lithium Americas Corp. and OMF Fund IV SPV M LLC (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-3 filed by Lithium Americas Corp. on May 15, 2025).

4.8+	Registration Rights Agreement, dated January 30, 2026, by and between Lithium Americas Corp. and the United States Department of Energy (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed by Lithium Americas Corp. on February 3, 2026).

5.1*	Opinion of Cassels Brock & Blackwell LLP, as to the legality of the securities being offered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Sawtooth Mining LLC.

23.3*	Consent of EXP U.S. Services Inc.

23.4*	Consent of SGS Canada Inc.

23.5*	Consent of NewFields Mining Design & Technical Services.

23.6*	Consent of Cassels Brock & Blackwell LLP (included as part of Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature pages of this registration statement)

96.1	Preliminary Feasibility Study S-K 1300 Technical Report Summary for the Thacker Pass Project Humboldt County, Nevada, USA, effective December 31, 2024 (incorporated by reference to Exhibit 96.1 to the Current Report on Form 8-K filed by Lithium Americas Corp. on January 7, 2025).

107*	Filing Fees Table.

*	Filed herewith.
#

Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Corporation agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

+

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Corporation agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

Item 17.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1)	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)	The undersigned registrant hereby undertakes that:

(a)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on June 26, 2026.

LITHIUM AMERICAS CORP.

By:	/s/ Jonathan Evans
Name:	Jonathan Evans
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan Evans, Luke Colton and Edward Grandy his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on June 26, 2026.

/s/ Jonathan Evans Jonathan Evans	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Luke Colton Luke Colton	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Kelvin Dushnisky Kelvin Dushnisky	Director and Executive Chair

/s/ Yuan Gao Yuan Gao	Lead Independent Director

/s/ Michael Brown Michael Brown	Director

/s/ Fabiana Chubbs Fabiana Chubbs	Director

/s/ Philip Montgomery Philip Montgomery	Director

/s/ Clayton Walker Clayton Walker	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Lithium Americas Corp. in the United States, on June 26, 2026.

By:	/s/ Edward Grandy
Name:	Edward Grandy
Title:	Senior Vice President, General Counsel and Corporate Secretary